EXHIBIT 10.3

AMENDMENT TO DEMAND SECURED PROMISSORY NOTE

AND LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO DEMAND SECURED PROMISSORY NOTE AND LOAN AND SECURITY AGREEMENT (the "Agreement") is made as of tenth day of September, 2014, by and among Janel World Trade, Ltd., a Nevada corporation, AND The Janel Group of New York, a New York corporation, AND The Janel Group of Illinois, an Illinois corporation, AND The Janel Group of Georgia, a Georgia corporation, AND The Janel Group of Los Angeles, a California corporation, and Janel Ferrara Logistics, LLC, a New Jersey limited liability company (individually, jointly and severally, the "Borrower'' or "Obligor") and Presidential Financial Corporation, a Georgia corporation (the "Lender'').

RECITALS

Pursuant to the Loan and Security Agreement dated March 27, 2014 ("Loan Agreement"), between the Borrower and the Lender, the Lender agreed to make available to the Borrower a line of credit in accordance with, and subject to, the provisions of the Loan Agreement. The Borrower's obligation to repay the line of credit, with interest and other fees and charges, is evidenced by the Demand Secured Promissory Note dated March 27, 2014, in the principal amount of Three Million Five Hundred Thousand and No/100Dollars ($3,500,000.00) (the "Promissory Note"). The Loan Agreement, Promissory Note, and all documents now and hereafter executed by the Borrower, or any other party, to evidence, secure, or guaranty, in connection with the Borrower's indebtedness and obligation to Lender, are hereinafter referred to as the "Loan Documents."

WHEREAS, Janel World Trade Ltd. And The Janel Group of New York, Inc. have entered into that certain Equity Interest Purchase Agreement dated August 27, 2014 with Alpha International, LP ("Alpha") and PCL Transport, LLC ("PCL") (the "Purchase Agreement') to purchase the equity interests of Alpha and PCL and Alpha and PCL each wishes to become a co-borrower under the Loan Agreement in order to avail itself of the financial accommodations available to Borrower, and

WHEREAS the parties wish to increase the line of credit available to Borrower under the Loan Documents to Five Million and No/100 Dollars ($5,000,000.00) from Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00), and increase the advance rate to 85% from 70%.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties hereinafter set forth, it is hereby mutually agreed as follows:

AGREEMENTS

1.           Acknowledgment of Recitals; Definitions. Each of the parties acknowledges that the above recitals are true and correct and are incorporated herein by reference. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

2.           Assumption of Loan Agreement as Joint and Several Obligor. Alpha International, LP, a New York limited partnership, with a principal address at 145th Ave and Hook Creek Blvd., Bldg. C-1, Valley Stream, NY 11581, and PCL Transport, LLC, a New Jersey limited liability company with a principal address at 510 Thornall Street, Suite 390, Edison, NJ 90301 (hereinafter, individually and jointly, the "Co-Borrower''), each hereby assumes and accepts as a joint and several Obligor, all of the Obligations, covenants, terms and conditions of the Loan Agreement in the same manner and to the same extent as Borrower and agrees to pay all sums due pursuant to the Loan Agreement in the manner and at the time set forth therein.

3.           No Release of Borrower. It is hereby agreed and understood that Co-Borrower's acceptance of the Obligations as herein set forth does not diminish or release and shall not in any way affect any of the Obligations, duties or liabilities of Janel World Trade, Ltd. or The Janel Group of New York, Inc. or The Janel Group of Illinois, Inc. or The Janel Group of Georgia, Inc. or The Janel Group of Los Angeles, Inc. or Janel Ferrara Logistics, LLC to Lender.

EXHIBIT 10.3

4.            Amended Term. As used in any Loan Document, the term "Borrower'' is hereby amended and The Janel Group of New York, Inc. and The Janel Group of Illinois, Inc. and The Janel Group of Georgia, Inc. and The Janel Group of Los Angeles, Inc. and Janel Ferrara Logistics, LLC and Alpha International, LP, and PCL Transport, LLC, individually and collectively, jointly and severally, as the context shall require.

5.            Grant of Security Interest. Alpha International, LP, and PCL Transport, LLC each hereby grants a security interest in certain of its assets as fully described in Section 3. of the Loan Agreement: all Accounts, Accounts and Securities, Chattel Paper, Furniture, Fixtures and Equipment, Instruments, Investment Property, General Intangibles, Deposit Accounts, Supporting Obligations, Inventory, Other Property, all Proceeds and products of all of the foregoing (including proceeds of any insurance policies and claims against third parties for loss or any destruction of any of the foregoing), and all books and records relating to any of the foregoing.

6.            Financing Statement. Alpha hereby grants permission to Lender to add Alpha as an additional debtor to the UCC filed with the New York Secretary of State, number201403265302246, dated March 26, 2014. PCL hereby grants permission to Lender to add PCL as an additional debtor to the UCC filed with the New Jersey Secretary of State, number 50783074, dated March 26, 2014.

7.           Cross Collateralization. Lender has agreed to add Co-Borrower on the condition that the Loan is cross-collateralized and cross-defaulted, and is co-terminus. Borrower understands and agrees that all Obligations and the collateral securing such Obligations are cross-collateralized and cross-defaulted, and is co terminus.

8.           Additional Documents. Simultaneously with the execution of this Agreement, Alpha will execute and submit to Lender a Consent of the General Partner, and the members of PCL Transport, LLC in form and substance acceptable to Lender, and will sign an IRS Tax Authorization Form 8821 as part of this agreement. PCL will execute and submit to Lender a Consent of Members in form and substance acceptable to Lender, and will sign an IRS Tax Authorization Form 8821 as part of this agreement.

9.            Increase in the Line of Credit. The parties agree to increase the line of credit available to the Borrower under the Loan Documents to Five Million and No/100 Dollars ($5,000,000.00) from Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) and hereby amend the Promissory Note, and the following provision of Schedule A of the Loan Agreement:

"Maximum Loan Amount" means Five Million and No/100 Dollars ($5,000,000.00).

10.          Accounts Advance Rate. The parties agree to increase the Accounts Advance Rate to 85%

from 70% and hereby amend the following provision of Schedule A of the Loan Agreement:

"Accounts Advance Rate" means a percentage established by Lender, which shall be up to 85% as of the date of this Agreement, and which may be increased or decreased by Lender from time to time in the exercise of its discretion.

11.          Financial and Other Covenants. The parties agree to amend the currently permitted cash payments with respect to Class A Preferred Stock and hereby amend Section 6.3 of the Loan Agreement to read as follows:

EXHIBIT 10.3

Borrower shall at all times comply with the financial and other covenants set forth in Schedule E attached hereto. With respect to the Preferred Series A Stock, Lender will permit Borrower to make quarterly cash payments of $3,750.00, provided no Event of Default has occurred or exists. With respect to the annual earn-out payments, Lender will permit Borrower to make the three annual earn-out payments in accordance with the Purchase Agreement, provided no Event of Default has occurred or exists. With respect to the Preferred Series C Stock, Lender will permit Borrower to make annual cash interest payments up to an amount not to exceed $206,250.00, provided (i) no Event of Default has occurred or exists, (ii) net Availability exceeds $500,000.00 for thirty (30) consecutive days before and after the Preferred Series C cash interest payment, (iii) the Fixed Charge Coverage Ratio, based on the trailing 12

Lender and Borrower mutually agree on the timing and amount of the permitted cash payment.

The parties further agree to reset the Tangible Net Worth and Fixed Charge Coverage Ratio covenants, as fully described in Schedule E of the Loan Agreement and hereby delete Schedule E in its entirety and replace it with the revised Schedule E attached hereto.

12.           Eligible Accounts. The parties agree that the established concentration limit and cross-age calculations will be applied separately to each aging for Janel, Alpha, and PCL and hereby amend the following provision of Schedule A of the Loan Agreement:

"Eligible Account"

(a)  With respect to Borrowers Janel World Trade, Ltd. and The Janel Group of New York, Inc. and The Janel Group of Illinois, Inc. and The Janel Group of Georgia, Inc. and The Janel Group of Los Angeles, Inc. and Janel Ferrara Logistics, LLC, an account debtor whose total obligations to these Borrowers exceed 20% of All Accounts, the excess amount shall be excluded from Eligible Accounts, unless otherwise approved in writing by Lender. With respect to Borrower Alpha International, LP, an account debtor whose total obligations to this Borrower exceed 20% of All Accounts, the excess amount shall be excluded from Eligible Accounts, unless otherwise approved in writing by Lender. With respect to Borrower PCL Transport, LLC, an account debtor whose total obligations to this Borrower exceed 20% of All Accounts, the excess amount shall be excluded from Eligible Accounts, unless otherwise approved in writing by Lender.

"Eligible Account"

1.   No Account shall be an Eligible Account if:

(ii) 25% or more of the Accounts from the Account Debtor to Borrowers Janel World Trade, Ltd. and The

Janel Group of New York, Inc. and The Janel Group of Illinois, Inc. and The Janel Group of Georgia, Inc. and The Janel Group of Los Angeles, Inc. and Janel Ferrara Logistics, LLC are more than 90 days from invoice date; 25% or more of the Accounts from the Account Debtor to Borrower Alpha International, LP are more than 90 days from invoice date; 25% or more of the Accounts from the Account Debtor to Borrower PCL Transport, LLC are more than 90 days from invoice date;

2.            Amendment Fee. In consideration of the amendments set forth herein, Borrower unconditionally agrees to pay to Lender an amendment fee in the amount of $15,000.00 (the "Amendment Fee"), which shall be fully earned and payable upon receipt of a fully executed copy of this Agreement from Borrower and acceptance of this agreement by Lender as set forth in paragraph 20 below. The amendment fee shall not be subject to refund, rebate or proration for any reason whatsoever, and shall be treated as an Advance and charged to the loan account on the same date of Effectiveness.

3.             Documentation Fee. A loan documentation fee of $1,000.00 ("Loan Documentation Fee"), for the negotiation and preparation of this Agreement, will be charged to the Borrower's loan account upon receipt of a fully executed copy of this Agreement.

EXHIBIT 10.3

4.             Representations and Warranties. In order to induce the Lender to enter into this Agreement, the Obligor represents and warrants to the Lender that as of the date hereof (a) no event of default exists under the provisions of the Loan Agreement, Promissory Note or other Loan Documents, (b) all of the representations and warranties of the Obligor in the Loan Documents are true and correct on the date hereof as if the same were made on the date hereof, (c) the Collateral, as defined in the Loan Agreement, is free and clear of all assignments, security interest, liens and other encumbrances of any kind and nature whatsoever, except for those granted or permitted under the provisions of the Loan Documents, (d) the execution and performance by the Borrower under the Loan Agreement, as amended, will not (i) violate any provision of law, any order of any court or other agency of government, or the organizational documents and/or bylaws of Borrower, or (ii) violate any indenture, contract, agreement or other instrument to which the Borrower is party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower, and (e) this Agreement constitutes the legal, valid and binding obligations of the Obligor enforceable in accordance with its terms, except its enforceability may be limited by bankruptcy, insolvency or some other laws affecting the enforcement of creditors rights generally.

5.             Ratification and No Novation; Validity of Loan Documents. The Obligor hereby ratifies and confirms all of their obligations, liabilities and indebtedness under the provisions of the Loan Agreement, the Promissory Note, and the other Loan Documents, as the same may be amended and modified by this Agreement, and agrees to pay the indebtedness in accordance with the terms of the Loan Agreement, as amended and modified by this Agreement. The Lender and the Obligor each agree that is their intention that nothing in this Agreement shall be construed to extinguish, release or discharge or constitute, create or affect a novation of, or an agreement to extinguish (a) any of the obligations, indebtedness and liabilities of the Obligor, or any other party under the provisions of the Loan Agreement, the Promissory Note, and such other Loan Documents, or (b) any assignment or pledge to the Lender of, or any security interest or lien granted to the Lender in, or on, any Collateral and security for such obligations, indebtedness, and liabilities. The Lender and the Obligor each agree that the Lender shall have the absolute and unconditional right to demand payment of the Promissory Note in Lender's discretion at any time, regardless of the existence of any provisions hereof or of any compliance or noncompliance by Borrower with any such provision. The Obligor agrees that all of the provisions of the Loan Agreement, the Promissory Note, and the other Loan Documents shall remain and continue in full force and effect, as the same may be modified and amended by this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of such other Loan Documents, the provisions of this Agreement shall control. The Obligor has no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of the Obligor under the Loan Documents. The Obligor furthermore agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever that can be asserted as a basis to seek affirmative relief and/or damages of any kind from the Lender.

6.             Release. Borrower hereby releases Lender and its affiliates and their respective directors, officers, employees, attorneys and agents and any other Person affiliated with or representing Lender (the "Released Parties") from any and all liability arising from acts or omissions under or pursuant to this Agreement, whether based on errors of judgment or mistake of law or fact, except for those arising from willful misconduct. In no circumstance will any of the Released Parties be liable for lost profits or other special or consequential damages. Such release is made on the date hereof and remade upon each request for an Advance by Borrower.

7.             Applicable Law, Binding Effect, etc. This Agreement shall be governed by the laws of the State of Georgia and may be executed in any number of duplicate originals and counterparts, each of which, and all taken together, shall constitute one and the same instrument. This Agreement shall be binding upon, and inure to the benefit of, the Lender, the Borrower, and their respective successors, heirs and assigns.

8.             Expenses. Borrower hereby agrees to pay all out-of-pocket expense incurred by Lender in connection with the preparation, negotiation and consummation of this Agreement, and all other documents related thereto (whether or not any borrowing under the Loan Agreement as amended shall be consummated), including, without limitation, the fees and expenses of Lender's counsel.

EXHIBIT 10.3

9.             Effectiveness of this Agreement. This Agreement shall not be effective until the same is executed and accepted by Lender in the State of Georgia.

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IN WITNESS WHEREOF, the Lender and the Borrower have caused this Agreement to be duly executed, as of the day and year first above written.

BORROWER:

JANEL WORLD TRADE, LTD.		THE JANEL GROUP OF LOS ANGELES, INC.

By:	/s/ Philip J. Dubato	By:	/s/ Philip J. Dubato
	Philip J. Dubato, CFO		Philip J. Dubato, CFO

THE JANEL GROUP OF NEW YORK, INC.		JANEL FERRARA LOGISTICS, LLC

By:	/s/ Philip J. Dubato	By:	/s/ Philip J. Dubato
	Philip J. Dubato, CFO		Philip J. Dubato, CFO

THE JANEL GROUP OF ILLINOIS, INC.		ALPHA INTERNATIONAL, LP

By:	/s/ Philip J. Dubato	By:	/s/ Philip J. Dubato
	Philip J. Dubato, CFO		Philip J. Dubato, CFO

THE JANEL GROUP OF GEORGIA, INC.		PCL TRANSPORT, LLC

By:	/s/ Philip J. Dubato	By:	/s/ Philip J. Dubato
	Philip J. Dubato, CFO		Philip J. Dubato, CFO

LENDER:

PRESIDENTIAL FINANCIAL CORPORATION

By:	/s/ Frank Palmieri
Frank Palmieri, First Vice President
Dated: September 10, 2014

STATE OF GEORGIA

COUNTY OF GWINNETT

Philip J. Dubato personally appeared

and acknowledged the foregoing before

me this 10th day of September, 2014

/s/
Notary Seal

My commission expires

SCHEDULE E

Financial And Other Covenants

1.         Tangible Net Worth. Borrower's Tangible Net Worth will be measured monthly, and Borrower shall maintain a minimum Tangible Net Worth of not less than ($3,690,000.00) for the month of September, 2014; not less than ($3,600,000.00) for the months of October through December, 2014; not less than ($3,575,000.00) for the months of January through March, 2015; not less than ($3,395,000.00) for the months of April through June, 2015; and not less than ($3,170,000.00) for the months of July through September, 2015. The minimum Tangible Net Worth covenant will be reset for fiscal year 2016 based on Borrower's 2015 fiscal year-end audited financial statements and 2016 fiscal year-end projections.

For purposes of the covenants set forth in this Schedule E, the terms listed below shall have the following meanings:

The term "Tangible Net Worth" shall mean the sum of (x) Borrower's net worth as shown on Borrower's regular financial statements prepared in accordance with GAAP and (y) Borrower's subordinated debt, but excluding an amount equal to: (i) any Intangible Assets, and (ii) any amounts now or hereafter directly or indirectly owing to Borrower by officers, shareholders or affiliates of Borrower, any non-current assets (excluding fixed assets).

"Intangible Assets" means all intangible assets (determined in conformity with GAAP) including, without limitation, goodwill, intellectual property, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income, restricted funds, investments in Subsidiaries, intercompany receivables and acquired customer lists.

2.          Minimum Fixed Charge Coverage Ratio. The Borrower shall maintain at the end of each month a Fixed Charge Coverage Ratio of not less than 0.75:1 through September 30, 2015, and 1.1:1 for each month thereafter. The FCCR shall be measured monthly, based on the trailing 12 months and shall be calculated as follows:

(EBITDAR- Non-Financed Capital Expenditures)

(Interest+ Principal Payments+ Management Fees+ Distributions+ Rent Expense)

"EBITDAR" means the total sum of the following with respect to the applicable period: (i) net income from continuing operations (excluding extraordinary gains or losses), and to the extent deducted in determining net income, (ii) interest expense, (iii) income taxes, (iv) depreciation, depletion and amortization expenses, and to the extent not paid, management fees and (v) rent expense.

"Interest Expense" means the total of the costs of advances outstanding under indebtedness including (i) interest charges, (ii) capitalized interest, (iii) the interest component of Capitalized Leases, (iv) fees payable in respect of letters of credit and letters of guarantee, (v) fees and expenses paid to or incurred on behalf of Lenders or Senior Indebtedness, and (vi) discounts incurred and fees payable in respect of bankers' acceptances.

"Capital Expenditures" will mean for any period, the aggregate capital expenditures recorded by Borrower in conformity with GAAP, including charges in respect of Capitalized Lease obligations (exclusive of imputed interest), but excluding those capital expenditures made with insurance/condemnation proceeds, or proceeds from asset sales permitted under this Agreement.

"Capitalized Leases" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that person.